FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

       Maryland                                       36-3935116
(State of incorporation                            (I.R.S. Employer
or organization)                                   Identification No.)

                  150 N. Wacker Drive, Suite 150
                  Chicago, Illinois                       60606
            (Address of principal executive offices)    (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered

Depositary Shares each repre-          The New York Stock Exchange
-----------------------------          ---------------------------
senting 1/100 of a share of            ___________________________
-----------------------------
8 5/8% Series C Cumulative             ___________________________
-----------------------------
Preferred Stock with a Liqui-          ___________________________
-----------------------------
dation Preference Equivalent           ___________________________
-----------------------------
to $25.00 per Depositary               ___________________________
-----------------------------
Share                                  ___________________________
-----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)



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Item 1: Description of Registrant's Securities to be Registered.

     The description of First Industrial Realty Trust, Inc.'s (the "Company") Depositary Shares each representing 1/100 of a share of 8 5/8% Series C Cumulative Preferred Stock with a liquidation preference equivalent to $25.00 per Depositary Share is hereby set forth under the caption "Description of Series C Preferred Shares and Depositary Shares" in the Prospectus Supplement dated June 4, 1997 and under the captions "Description of Depositary Shares" and "Description of Preferred Stock" in the accompanying Prospectus dated April 30, 1997 each as filed with the Securities and Exchange Commission (the "Commission") on June 5, 1997 pursuant to Rule 424(b), under the Securities Act of 1933, as amended.

Item 2: Exhibits.

     1. Registrant's Prospectus Supplement dated June 4, 1997, together with accompanying Prospectus dated April 30, 1997 (filed with the Commission on June 5, 1997).

     2. Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's 10-Q for the fiscal quarter ended June 30, 1996, File No. 1-13102).

     3. Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3, File No. 333-03999).

     4. Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company relating to the Company's Series C Cumulative Preferred Stock, $.01 par value.

     5. Form of Deposit Agreement.




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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   FIRST INDUSTRIAL REALTY TRUST, INC.
                                   (Registrant)

                                   By:  /s/ Michael J. Havala
                                        -------------------------
                                   Name:  Michael J. Havala

                                   Title:  Chief Financial Officer,
                                           Treasurer and Secretary
Date:  June 5, 1997